SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2003

CMGI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23262	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Brickstone Square

Andover, Massachusetts 01810

(Address of Principal Executive Offices) (Zip Code)

(978) 684-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets.

On April 25, 2003, AltaVista Company (“AltaVista”), a majority-owned operating company of CMGI, Inc. (“CMGI”), sold substantially all of its assets and business (the “Asset Sale”) to Overture Services, Inc. (“Overture”), pursuant to the terms of an asset purchase agreement, dated as of February 18, 2003, by and among Overture, AltaVista, CMGI and Aurora I, LLC, a wholly owned subsidiary of AltaVista. In consideration of the Asset Sale, Overture paid AltaVista $60,000,000 in cash and issued to AltaVista an aggregate of 4,274,670 shares of Overture common stock. In addition, Overture agreed to assume certain liabilities of AltaVista. The amount of consideration was determined as a result of arms’-length negotiations between the parties.

The shares of Overture common stock issued to AltaVista have certain registration rights pursuant to the terms of a registration rights agreement between Overture and AltaVista, dated as of February 18, 2003.

A copy of AltaVista’s press release relating to the Asset Sale is filed as an exhibit to this report.

Item 7.    Exhibits.

(b)	Pro Forma Financial Information.

The required pro forma financial information is filed as an exhibit to this report and is incorporated by reference herein.

(c)	Exhibits.

The exhibits listed in the Exhibit Index immediately preceding such exhibits are filed with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMGI, Inc.

By: /s/ Thomas Oberdorf

Date: May 12, 2003	Thomas Oberdorf

        Chief Financial Officer and Treasurer

        (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1

Asset Purchase Agreement, by and among Overture Services, Inc., AltaVista Company, Aurora I, LLC (a wholly owned subsidiary of AltaVista) and the Registrant, dated as of February 18, 2003, is incorporated herein by reference to Exhibit 2.1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 of Overture Services, Inc. (File No. 000-26365).

2.2

Registration Rights Agreement between Overture Services, Inc. and AltaVista Company, dated as of February 18, 2003, is incorporated herein by reference to Exhibit 2.2 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 of Overture Services, Inc. (File No. 000-26365).

99.1	Press Release, dated April 28, 2003.

99.2	Unaudited pro forma condensed financial information of CMGI, Inc.